Exhibit 10.9

FIRST AMENDMENT TO

INVENTORY FINANCING AND SECURITY AGREEMENT

I.  THE PARTIES TO THIS AGREEMENT

This First Amendment to Inventory Financing and Security Agreement (“Amendment”) is effective as of June 19, 2020 (the “Effective Date”), and is made by and among the following parties:

A.

Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024; and

B.

Ally Financial Inc., a Delaware corporation (“Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.

Left Gate Property Holding, LLC, a Texas limited liability company doing business as Texas Direct Auto, with its principal executive office currently located at 12053 Southwest Freeway, Stafford, Texas 77477 (“Dealership”); and

D.	Vroom, Inc., a Delaware corporation, with its principal executive office currently located at 1375 Broadway, 11th Floor, New York, New York 10018 (“Vroom”).

II.  THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Vroom as true and complete, and giving rise to this Amendment, are as follows:

A.	The Ally Parties, Dealership and Vroom are parties to an Inventory Financing and Security Agreement, effective as of March 6, 2020 (the “IFSA”).

B.	The parties to this Amendment desire to amend the IFSA as outlined in this Amendment.

III.  THE AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, Bank, Ally, Dealership and Vroom agree to the following:

A.	Definitions. Capitalized terms used but not defined herein have the meanings given to them in the IFSA.

B.	Amendment to Advance Floorplan Accommodation. Section III.A.8 of the IFSA is deleted and restated in its entirety as follows:

8.

       Advance Floorplan Accommodation.  The Ally Parties will allow the Dealership to obtain Inventory Financing on Vehicles for which the Dealership does not then hold a lien-free title, provided that:  (a) the Dealership owns the Vehicle and it is not in process of being sold, (b) the Vehicle is subject to a lien noted on the certificate of title by the financial institution that provided retail credit accommodations for the prior owner, and no other lien is noted on the title or otherwise exists (to the knowledge of the Dealership), (c) the Dealership remits payment to that lienholder to discharge the retail lien upon or before requesting a floorplan advance for the Vehicle from the Ally Parties, (d) the floorplan proceeds are remitted directly to the Dealership, (e) the Vehicle’s title is lien-free within 30 calendar days of the floorplan advance date, and

First Amendment to IFSA1

(f) the aggregate amount advanced and outstanding under this provision from time to time shall not exceed 50% of the Credit Line limit identified in Section III.A.2 above (“Advance Floorplan Accommodation”).  Advance Floorplan Accommodation is provided by the Ally Parties in their sole discretion, and is subject to the Dealership’s compliance with the terms of this program.  The Dealership’s compliance is validated at the time of floorplan audits.  The Ally Parties reserve the right to rescind Advance Floorplan Accommodation promptly based on evidence of the Dealership’s non-compliance.

C.

Correction of Signature Block.  The parties acknowledge the signature page to the IFSA mistakenly included two signature blocks for Ally Bank rather than one each for Ally Bank and Ally Financial Inc., and agree that the second Ally Bank signature block shall be deemed to be Ally Financial Inc.’s valid and enforceable signature to the IFSA for all purposes.

D.

Except as provided above, the IFSA and all other agreements between each of the Ally Parties and Dealership and Vroom remain in full force and effect as written.  In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.  The parties hereto ratify all terms of the IFSA as amended by the Amendment.

E.	If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

F.	This Amendment:

a.	May be modified only by a writing signed by all parties.

b.

May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement.  The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.	Binds and inures to the benefit of the parties and their respective successors and assigns.

d.	Constitutes the entire agreement of the parties with respect to its subject matter.

Agreed to as of the Effective Date.

Ally Bank		Left Gate Property Holding, LLC

By:	/s/ Stephen B. Gambrel	By:	/s/ David K. Jones

Name:	Stephen B. Gambrel	Name:	David K. Jones

Title:	Authorized Representative	Title:	Chief Financial Officer

Date:	6/29/2020	Date:	6/29/2020

Ally Financial Inc.		Vroom, Inc.

By:	/s/ Stephen B. Gambrel	By:	/s/ David K. Jones

Name:	Stephen B. Gambrel	Name:	David K. Jones

Title:	Authorized Representative	Title:	Chief Financial Officer

Date:	6/29/2020	Date:	6/29/2020

First Amendment to IFSA2